Exhibit 10.19

NINTH AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Ninth Amendment to Employment Agreement is made and entered into effective as of December 10, 2008, by and between WATSCO, INC., a Florida corporation (hereinafter called the “Company”), and ALBERT H. NAHMAD (hereinafter called the “Employee”).

RECITALS

WHEREAS, the Company and the Employee entered into an Employment Agreement effective as of January 31, 1996 (the “Employment Agreement”) pursuant to which the Employee renders certain services to the Company; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors amended the Employment Agreement effective as of January 1, 2001, January 1, 2002, January 1, 2003, January 1, 2004, January 1, 2005, January 1, 2006, January 1, 2007 and January 1, 2008; and

WHEREAS, the Company and the Employee now desire to amend the Employment Agreement to make certain modifications thereunder.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Ninth Amendment, and other good and valuable consideration, the parties to this Ninth Amendment agree as follows:

1. All capitalized terms in this Ninth Amendment shall have the same meaning as in the Employment Agreement, unless otherwise specified.

2. Section 6 of the Employment Agreement is hereby amended to read as follows:

“6. EXPENSE REIMBURSEMENT.

Upon submission of proper proof of payment by Employee, the Company will reimburse him for all reasonable expenditures for business travel or entertainment made by him in the course of and pursuant to the business of the Company, and reimbursements of any amounts that may be taxable to Employee are to be made prior to the end of the year following the year in which the expenses are incurred.”

3. Paragraph B of Section III to Exhibit A of the Employment Agreement is hereby amended to read as follows:

“B. Payment of Performance Based Compensation. Performance Based Compensation shall be paid to the Executive on or before the March 15th that immediately follows the end of the year for which it is payable and the Compensation Committee shall certify that the performance goals have been met prior to such payment.”

4. All other terms and conditions of the Employment Agreement shall remain the same.

IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to be duly executed effective as of the day and year first above written.

COMPANY:

WATSCO, INC.

By:	/s/ Barry S. Logan
Barry S. Logan, Senior Vice President

EMPLOYEE:

/s/ Albert H. Nahmad
Albert H. Nahmad